Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
LDG, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 28, 2006, with respect to the December 31, 2005 and 2004 financial statements of LDG, Inc. in the Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.

HANSEN, BARNETT & MAXWELL
HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 28, 2006